UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2015

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April  22, 2015, Veracyte, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 4,907,975 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $8.15 per share, for gross proceeds to the Company of approximately $40 million (the “Private Placement”). The Private Placement is expected to close on or about April 27, 2015, subject to the satisfaction of customary closing conditions. Under the Purchase Agreement, the Company has agreed to use the net proceeds from the Private Placement for research and development, commercialization, working capital and general corporate purposes.

In connection with the sale of the Common Stock in the Private Placement, the Company entered into a Registration Rights Agreement with the Investors, dated as of April 22, 2015 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock sold in the Private Placement. The Company has agreed to file the registration statement within 30 days of the closing of the Private Placement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement  and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02                                           Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description  is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell the shares of Common Stock to be issued in the Private Placement to accredited investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The Company will rely on this exemption from registration based in part on representations made by the Investors.  Piper Jaffray & Co. acted as sole lead placement agent and William Blair & Company, L.L.C. acted as a co-placement agent for the Company in connection with the Private Placement and will receive fees of approximately $2.5 million.  The net proceeds to the Company from the Private Placement, after deducting the placement agent fees and other expenses payable by the Company, are expected to be approximately $37.3 million.  The securities to be sold in the Private Placement have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01                                           Other Events.

On April 23, 2015, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits

10.1                        Securities Purchase Agreement, dated as of April 22, 2015.

10.2                        Registration Rights Agreement, dated as of April 22, 2015.

99.1                        Press Release issued by Veracyte, Inc., dated April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2015

VERACYTE, INC.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer